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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

April 28, 2003 (April 28, 2003)
(Date of Report (date of earliest event reported))

AVIS GROUP HOLDINGS, INC.
(Exact Name Of Registrant As Specified In Its Charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-13315 (Commission File No.)	11-3347585 (I.R.S. Employer Identification No.)
6 SYLVAN WAY PARSIPPANY, NJ (Address of Principal Executive Offices)		07054 (Zip Code)
(973) 496-3500 (Registrant's telephone number, including area code)

Item 5. Other Events.

        EXCEPT AS EXRESSLY INDICATED OR UNLESS THE CONTEXT OTHERWISE REQUIRES, "AVIS GROUP HOLDINGS", "AVIS", "AGH", "WE", "OUR", OR "US" MEANS AVIS GROUP HOLDINGS, INC., A DELAWARE CORPORATION, AND ITS SUBSIDIARIES.

        On April 28, 2003, we disclosed that we had a net loss of approximately $5.6 million for three months ended March 31, 2003 compared to a net loss of $2.4 million for the three months ended March 31, 2002. Our results of operations were negatively impacted due primarily to lower car rental revenues, as a 1% increase in pricing was more than offset by a 3% decrease in rental day volume due to the weak environment for travel.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIS GROUP HOLDINGS, INC.
By:	/s/ KURT FREUDENBERG Kurt Freudenberg Senior Vice President and Group Controller

Date: April 28, 2003

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  Item 5. Other Events.
SIGNATURE